UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

NTN Buzztime, Inc.

(Exact name of registrant as specified in its charter)

001-11460

(Commission File Number)

Delaware	31-1103425
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5966 La Place Court

Carlsbad, California 92008

(Address of principal executive offices, with zip code)

760-438-7400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2008, Michele Richards resigned as an employee of NTN Buzztime, Inc. (the “Company”). Ms. Richards was a named executive officer of the Company.

In connection with Ms. Richards’s resignation, the Company entered into a Consulting, Transition and Release Agreement with Ms. Richards (the “Consulting Agreement”) which becomes effective on February 1, 2008. Pursuant to the terms of the Consulting Agreement the Company will continue to use Ms. Richards’ services as a consultant for a term of six months. Throughout the term of the Consulting Agreement, the Company will pay Ms. Richards a monthly consulting fee of $18,333. In addition, if the Consulting Agreement is terminated pursuant to its terms (i) by either party upon written notice or (ii) automatically upon receipt of new employment by Ms. Richards, the Company will pay Ms. Richards a sum of $14,300 in exchange for her execution of a Supplemental Release Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN Buzztime, Inc.

Date: February 7, 2008	By:	/s/ Kendra Berger
Kendra Berger, Chief Financial Officer and Secretary